EXHIBIT 99.1

Media Contact:
Nate Swanson
925-452-3156
nswanson@taleo.com

Taleo Working to Meet NASDAQ Requirements

Company Receives Notice from NASDAQ Regarding Form 10-K

Dublin, CA – April 3, 2009 - Taleo Corporation (NASDAQ: TLEO) announced today that it is working to regain compliance with NASDAQ’s listing requirements.  The Company received a letter from the NASDAQ Stock Market on March 30, 2009, indicating that, because Taleo did not timely file its Form 10-K for the year ended December 31, 2008, the company is not currently in compliance with the continued listing requirements set forth in NASDAQ Marketplace Rule 4310(c)(14). The delay in filing the Form 10-K was due to the Company’s accounting practice review, which it concluded on March 23, 2009. Taleo is now working diligently to complete its delayed filings and expects to file the Form 10-K, and its quarterly report on Form 10-Q for the quarter ended September 30, 2008, by April 30, 2009.  Upon filing the Form 10-K and Form 10-Q, Taleo will again become compliant with NASDAQ Marketplace Rule 4310(c)(14).

As previously announced, on November 13, 2008, Taleo received a letter from NASDAQ indicating that the company was not in compliance with Rule 4310(c)(14) due to failure to timely file its Form 10-Q for the quarter ended September 30, 2008.  Following receipt of that letter, Taleo submitted original and supplemental plans to NASDAQ, outlining its planned actions to regain compliance.  The March NASDAQ letter, which was expected, requires that Taleo submit an update by April 14, 2009 to its original and supplemental plans to regain compliance with respect to the filing requirement.  Taleo intends to timely submit to NASDAQ an update to its previously submitted plans to regain compliance with NASDAQ listing standards.

About Taleo

Taleo (NASDAQ: TLEO) is the leader in on-demand unified talent management solutions that empower organizations of all sizes to assess, acquire, develop and align their workforces for improved business performance. More than 3,900 organizations use Taleo for talent acquisition and performance management, including 48 of the Fortune 100 and over 3,300 small and medium sized businesses across 200 countries and territories. Known for its strong configurability and usability, Taleo runs on a world-class infrastructure and offers 99.9% availability. Taleo's Talent Grid harnesses the resources of the Taleo community of customers, candidates, and partners to power the talent needs of companies around the world.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding: Taleo's efforts to regain compliance with NASDAQ's listing standards by April 30, 2009, the submission of an updated plan to regain compliance with NASDAQ continued listing requirements and the timing of filing of Taleo’s Form 10-K and Form 10-Q.  Any forward-looking statements contained in this press release are based upon Taleo’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including risks related to Taleo’s ability to issue timely financial results, the timing and results of Taleo’s review of its revenue recognition practices, negative reactions from Taleo’s stockholders or customers to the delay in providing financial information, the impact and result of any litigation, investigation or other action by the NASDAQ Stock Market, Securities and Exchange Commission, any other governmental agency or other parties related to Taleo, uncertainties regarding general economic conditions and other factors affecting the operation of Taleo’s business. Further information on potential factors that could affect actual results is included in Part II, Item 1A of Taleo’s Quarterly Report on Form 10-Q, as filed with the SEC on August 11, 2008, and in other reports filed by Taleo with the SEC.